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                            PARTICIPATION AGREEMENT

                                     Among

                              MTB GROUP OF FUNDS,

                            EDGEWOOD SERVICES, INC.,

                         MTB INVESTMENT ADVISORS, INC.,

                                      and

                        HARTFORD LIFE INSURANCE COMPANY

THIS AGREEMENT, made and entered into as of the 1st day of May, 2004, by and among HARTFORD LIFE INSURANCE COMPANY, a Connecticut corporation ("COMPANY"), on its own behalf and on behalf of each segregated asset account of the Company set forth on Schedule A hereto as may be amended from time to time (each such account hereinafter referred to as an "ACCOUNT"); MTB GROUP OF FUNDS, a Delaware statutory trust (the "TRUST"), on its behalf and on behalf of each of its series set forth in Schedule A; EDGEWOOD SERVICES, INC., a New York corporation (the "DISTRIBUTOR"); and MTB INVESTMENT ADVISORS, INC., a registered investment advisor (the "ADVISOR").

WHEREAS, the Trust engages in business as an open-end, management investment company and is available to act as the investment vehicle for separate accounts established for variable life insurance policies and variable annuity contracts (collectively, the "VARIABLE INSURANCE PRODUCTS") to be issued by the Company; and

WHEREAS, the beneficial interest in the Trust is divided into several series of shares, each representing the interest in a particular managed portfolio of securities and other assets, any one or more of which may be made available under this Agreement, as set forth on Schedule A hereto and as may be amended from time to time by mutual agreement of the parties hereto (each such series hereinafter referred to as a "FUND"); and

WHEREAS, the Trust is registered as an open-end, management investment company under the Investment Company Act of 1940, as amended (the "1940 ACT") and its shares are registered under the Securities Act of 1933, as amended (the "1933 ACT"); and

WHEREAS, the Trust has engaged the Advisor, an investment adviser registered under the federal Investment Advisers Act of 1940 (the "ADVISERS ACT") and any applicable state securities law, to provide investment advisory services, including managing the Funds pursuant to applicable diversification requirements of the Internal Revenue Code of 1986 (the "CODE"); and

WHEREAS, the Company has registered or will register the variable life insurance and variable annuity contracts listed on Schedule A, as it may be amended from time to time (the "CONTRACTS")under the 1933 Act or will not register the Contracts in proper reliance on an exemption from registration under the 1933 Act and the 1940 Act; and

WHEREAS, each Account is a duly organized, validly existing segregated asset account, established by resolution of the Board of Directors of the Company, on the date shown for such Account on Schedule A hereto, to set aside and invest assets attributable to the aforesaid variable annuity contracts; and

WHEREAS, the Company has registered or will register each Account as a unit investment trust under the 1940 Act; and

WHEREAS, the Distributor is registered as a broker dealer with the Securities and Exchange Commission ("SEC")under the Securities Exchange Act of 1934, as amended, (the "1934 ACT"), and is a member in good standing of the National Association of Securities Dealers, Inc. (the "NASD"); and

WHEREAS, the Trust has obtained an order from the SEC granting participating insurance companies and their separate accounts exemptions under Section 6(c) of the 1940 Act from the provisions of Sections 9(a), 13(a), 15(a), and 15(b) of the 1940 Act and Rules 6e-2(b)(15) and 6e-3(T)(b)(15) thereunder, to the extent necessary to permit shares of the Trust to be sold to and held by variable annuity and variable life insurance separate accounts of

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both affiliated and nonaffiliated life insurance companies and certain qualified pension and retirement plans (the "SHARED EXEMPTIVE ORDER"); and

WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Company intends to purchase shares in the Funds on behalf of each Account to fund certain of the aforesaid variable life and variable annuity contracts and the Distributor is authorized to sell such shares to unit investment trusts such as each Account at net asset value;

NOW, THEREFORE, in consideration of the foregoing and the mutual promises and covenants hereinafter set forth, the Company, the Trust, and the Advisor and the Distributor agree as follows:

ARTICLE I. SALE OF TRUST SHARES

1.1. The Distributor agrees to sell to the Company on behalf of the Accounts those shares of the Funds which each Account orders, and agrees to execute such orders on each day on which the New York Stock Exchange is open for trading and the Funds calculate their net asset value pursuant to rules of the SEC, all as described in the Funds' registration statement (a "BUSINESS DAY") at the net asset value next computed after receipt and acceptance by the Trust or its designee of the order for the shares of the Funds. For purposes of this Section 1.1, the Company shall be the designee of the Trust for receipt of such orders from each Account and receipt by such designee shall constitute receipt by the Trust; provided that the Trust receives notice of such order in accordance with the requirements set forth in Schedule B.

1.2. The Trust agrees to make its shares available for purchase at the applicable net asset value per share by the Accounts on each Business Day. Notwithstanding the foregoing, the Board of Trustees of the Trust (the "BOARD") may refuse to sell shares of any Fund to any person, or suspend or terminate the offering of shares of any Fund if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Board acting in good faith and in light of their fiduciary duties under federal and any applicable state laws, necessary in the best interests of the shareholders of such Fund.

1.3. The Trust and the Distributor agree that shares of the Funds will be sold only to the Company on behalf of its Accounts or to other life insurance companies that offer variable annuity and/or variable life insurance contracts to the public and which have entered into an agreement with the Trust, and to other persons not inconsistent with each Fund being adequately diversified pursuant to Section 817(h) of the Code, and the regulations thereunder. No shares of any Fund will be sold to the general public to the extent inconsistent with such Fund being adequately diversified pursuant to Section 817(b) of the Code, and the regulations thereunder.

1.4. Upon receipt of a request for redemption from the Company, the Trust agrees to redeem any full or fractional shares of the Fund held by the Accounts, executing such requests on each Business Day at the net asset value next computed after receipt and acceptance by the Trust or its designee of the request for redemption except that the Trust reserves the right to suspend the right of redemption, consistent with Section 22(e) of the 1940 Act and any rules thereunder. Such redemption shall be paid consistent with applicable rules of the SEC and procedures and policies of the Trust as described in the current registration statement. For purposes of this Section 1.4, the Company shall be the designee of the Trust for the limited purpose of receiving and accepting purchase and redemption orders from each Account and receipt by such designee shall constitute receipt by the Trust; provided that the Trust receives notice of such request for redemption in accordance with the requirements set forth in Schedule B. The Company agrees to submit such orders electronically through secured trading systems as described on Schedule B to this Agreement or, if it is unable to submit orders electronically, the Company shall submit such orders through manual transmissions using the procedures described in Schedule B to this Agreement.

1.5. The Company agrees that purchases and redemptions of Fund shares offered by the then current prospectus of the Trust shall be made in accordance with the provisions of such prospectus.

1.6. The Company will place separate orders to purchase or redeem shares of each Fund. Each order shall describe the net amount of shares and dollar amount of each Fund to be purchased or redeemed. Unless otherwise specified in Schedule B, the Company shall pay for Trust shares on the next Business Day after an order to purchase Trust shares is made in accordance with the provisions of
Section 1.1 hereof. Payment shall be in federal funds

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transmitted by wire. For purpose of Section 2.10 and 2.11, upon receipt by the
Trust of the federal funds so wired, such funds shall cease to be the responsibility of the Company and shall become the responsibility of the Trust.

1.7. Issuance and transfer of Fund shares will be by book entry only. Stock certificates will not be issued to the Company or any Account. Shares ordered from the Funds will be recorded in an appropriate title for each Account or the appropriate subaccount of each Account. The Trust shall furnish to the Company the CUSIP number assigned to each Fund identified in Schedule A attached, as may be amended from time to time.

1.8. Unless otherwise specified in Schedule B, the Trust shall furnish same day notice (by wire or telephone, followed by written confirmation) to the Company of any income, dividends or capital gain distributions payable on the Fund's shares. The Company hereby elects to receive all such income dividends and capital gain distributions as are payable on the Fund shares in additional shares of that Fund. The Company reserves the right to revoke this election in writing and to receive all such income dividends and capital gain distributions in cash. The Trust or its agent shall notify the Company of the number of shares so issued as payment of such dividends and distributions.

1.9. The Trust shall make the net asset value per share and change from prior day's NAV for each Fund available to the Company on each Business Day as soon as reasonably practical after the net asset value per share is calculated and shall use its best efforts to make such net asset value per share available by 6:30 p.m. Eastern Time.

1.10. The Parties hereto acknowledge that the arrangement contemplated by this Agreement is not exclusive; the Trust's shares may be sold to other insurance companies (subject to Section 1.3 and Article VI hereof) and the cash value of the Contracts may be invested in other investment companies.

ARTICLE IB. GENERAL DUTIES

1.11. The Company shall take all such actions as are necessary under applicable federal and state law to permit the sale of the Contracts issued by the Company, including registering each Account as an investment company to the extent required under the 1940 Act, and registering the Contracts or interests in the Accounts under the Contracts to the extent required under the 1933 Act, and obtaining all necessary approvals to offer the Contracts from state insurance commissioners.

1.12 The Company shall make every effort to maintain the treatment of the Contracts issued by the Company as annuity contracts or life insurance policies, whichever is appropriate, under the applicable provisions of the Code, and shall notify the Trust and the Distributor immediately upon having a reasonable basis for believing that such Contracts have ceased to be so treated or that they might not be so treated in the future. In that regard, the Company shall make every effort to remedy any Contract's failure to be treated as annuity contracts or life insurance policies, as appropriate, under applicable provisions of the Code, including Section 72 and regulations thereunder within the required time frames.

1.13. The Distributor shall sell and distribute the shares of the Funds in accordance with the applicable provisions of the 1933 Act, the 1934 Act, the 1940 Act, the NASD Rules of Fair Practice, and state law.

1.14. During such time as the Trust engages in activities that require a Shared Exemptive Order, a majority of the Trust's Board shall consist of persons who are not "INTERESTED PERSONS" of the Trust, as defined by Section 2(a)(19) of the 1940 Act and the rules thereunder, and as modified by any applicable orders of the SEC ("DISINTERESTED TRUSTEES"), except that if this provision is not met by reason of the death, disqualification, or bonafide resignation of any Trustee or Trustees, then the operation of this provision shall be suspended (a) for a period of 45 days if the vacancy or vacancies may be filled by the Trust's Board; (b) for a period of 60 days if a vote of shareholders is required to fill the vacancy or vacancies; or (c) for such longer period as the SEC may prescribe by rule or order upon application.

ARTICLE II. REPRESENTATIONS AND WARRANTIES

2.1. The Company represents and warrants that the Contracts are or will be registered under the 1933 Act, or that the Contracts are not registered in proper reliance on an exemption from registration under the 1933 Act and that the Contracts will be issued in compliance in all material respects with applicable federal and state laws and regulations. The Company further represents and warrants that it is an insurance company duly organized and in

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good standing under applicable law, that it is taxed as an insurance company under Subchapter L of the Code and that it has legally and validly established each Account prior to any issuance or sale thereof as a segregated asset account under the Connecticut Insurance Code and has registered or, prior to any issuance or sale of the Contracts, will register each Account as a unit investment trust in accordance with the provisions of the 1940 Act to serve as a segregated investment account for the Contracts, or that the Company will not register the Account in proper reliance upon an exclusion from registration under the1940 Act.

2.2. The Trust represents and warrants that Fund shares sold pursuant to this Agreement shall be registered under the 1933 Act and the regulations thereunder to the extent required, and in accordance with the laws of each jurisdiction in which shares will be offered. The Trust shall amend the registration statement for its shares under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its shares. The Trust shall register and qualify the Fund shares for sale in accordance with the laws of the various states only if and to the extent deemed advisable by the Trust or Distributor;

2.3. The Trust and the Advisor represent that each Fund is currently qualified as a Regulated Investment Company under Subchapter M of the Code and that the Trust and the Advisor will make every effort to maintain such qualification (under Subchapter M or any successor or similar provision) and that the Trust and the Advisor will notify the Company immediately upon having a reasonable basis for believing that a Fund has ceased to so qualify or that it might not so qualify in the future.

2.4. The Company represents that the Contracts are currently treated as endowment or annuity insurance contracts, under applicable provisions of the Code and that it will make every effort to maintain such treatment and that it will notify the Trust and the Distributor immediately upon having a reasonable basis for believing that the Contracts have ceased to be so treated or that they might not be so treated in the future. In that regard, the Company shall make every effort to remedy any variable contract's failure to he treated as annuity contracts or life insurance policies, as appropriate, under applicable provisions of the Code, including Section 72 and regulations thereunder within the required time frames.

2.5. The Trust represents and warrants that should it ever desire to make any payments to finance distribution expenses pursuant to Rule 12b-1 under the 1940 Act, the Trustees, including a majority who are Disinterested Trustees, will formulate and approve any plan under Rule 12b-1 to finance distribution expenses.

2.6. The Distributor represents and warrants that it is a member in good standing of the NASD and is registered as a broker-dealer with the SEC. The Distributor further represents that it will sell and distribute the Trust shares in accordance with all applicable state and federal securities laws, including without limitation the 1933 Act, the 1934 Act, and the 1940 Act, and the NASD Rules of Fair Practice.

2.8. The Trust represents that it is lawfully organized and validly existing under the laws of State of Delaware and that it does and will comply with all applicable laws and regulations.

2.9. The Advisor represents and warrants that it is and shall remain duly registered as an investment adviser in all material respects under all applicable federal and state securities laws and that the Advisor shall perform its obligations for the Trust in compliance in all material respects with any applicable state and federal securities laws.

2.10. The Trust represents and warrants that all of its trustees, officers, employees, investment advisers, and other individuals/entities dealing with the money and/or securities of the Trust are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Trust in an amount not less than the minimal coverage as required currently by Rule 17g-(1) under the 1940 Act or related provisions as may be promulgated from time to time. The aforesaid Bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company.

2.11 The Trust represents that it has obtained an order from the SEC granting participating insurance companies and variable insurance product separate accounts exemptions from the provisions of the 1940 Act, as amended, and the rules thereunder, to the extent necessary to permit shares of the Trust or its Funds to be sold to and held by variable insurance product separate accounts of both affiliated and unaffiliated life insurance companies.

2.12. Each party hereto shall cooperate with each other party and all appropriate governmental authorities having jurisdiction (including, without limitation, the SEC, the NASD, and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.

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ARTICLE III. PROSPECTUSES AND PROXY STATEMENTS; VOTING

3.1. The Distributor shall provide the Company with as many printed copies of the Trust's current prospectus, Statement of Additional Information, proxy statements, annual reports and semi annual reports of each Fund listed on Schedule A (and no other Fund), and any supplements or amendments to any of the foregoing, as the Company may reasonably request. If requested by the Company in lieu of the foregoing printed documents, the Trust shall provide such documents in camera-ready film or an electronic file in a format acceptable to the Company, and such other assistance as is reasonably necessary in order for the Company to have the prospectus(es) for the Contracts, and the Trust's prospectus, printed together in one document. Alternatively, the Company may print the Trust's prospectus and/or its Statement of Additional Information in combination with other fund companies' prospectuses and statements of additional information. In such event, the Trust shall bear its pro rata share of printing expenses based on the number of combined printed pages. All such documents shall be provided to the Company within time reasonably required to allow for printing and delivery to Contract owners. The cost of such documents shall be allocated in accordance with SCHEDULE E attached to this Agreement.

The Company agrees to provide the Trust or its designee with such information as may be reasonably requested by the Trust to assure that the Trust's expenses do not include the cost of printing any prospectuses or Statements of Additional Information other than those actually distributed to existing owners of the Contracts.

3.2. The Trust's prospectus shall state that the Statement of Additional Information for the Trust is available from the Distributor or the Company (or in the Trust's discretion, the Prospectus shall state that such Statement is available from the Trust).

3.3. At its expense, the Trust shall provide the Company with copies of the Trust's proxy statements to shareholders in such quantity as the Company shall reasonably require for distributing to Contract owners. Such delivery may be accomplished through electronic means subject to the standards prescribed by the SEC.

3.4.  If and to the extent required by law the Company shall:

       (i) distribute proxy materials applicable to the Funds to eligible Contract owners;

       (ii) solicit voting instructions from Contract owners;

       (iii) vote the Trust shares in accordance with instructions received from Contract owners; and

       (iv) vote Trust shares for which no instructions have been received in a particular separate account in the same proportion as Trust shares of such Fund for which instructions have been received in that separate account, so long as and to the extent that the SEC continues to interpret the 1940 Act to require pass-through voting privileges for variable contract owners. The Company reserves the right to vote Trust shares held in any segregated asset account in its own right, to the extent permitted by law.

3.5. The Company shall be responsible for assuring that each of its separate accounts participating in the Trust calculates voting privileges as required by the Shared Exemptive Order and consistent with any reasonable standards the Trust may adopt.

3.6. The Trust will comply with all provisions of the 1940 Act requiring voting by shareholders, and in particular the Trust will either provide for annual meetings or comply with Section 16(c) of the 1940 Act (although the Trust is not one of the trusts described in Section 16(c) of that Act) as well as with Sections 16(a) and, if and when applicable, 16(b). Further, the Trust will act in accordance with the SEC's interpretation of the requirements of Section 16(a) with respect to periodic elections of trustees and with whatever rules the Commission may promulgate with respect thereto.

3.7. If and during the time as the Trust engages in activities that require a Shared Exemptive Order, the Trust shall disclose in its prospectus or Statement of Additional Information that (1) the Funds are intended to be funding vehicles for variable annuity and variable life insurance contracts offered by various insurance companies, (2) material irreconcilable conflicts possibly may arise, and (3) the Board will monitor events in order to identify the existence of any material irreconcilable conflicts and to determine what action, if any, should be taken in response to any such conflict. The Trust hereby notifies the Company that prospectus or Statement of Additional Information

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disclosure may be appropriate regarding potential risks of offering shares of the Funds to separate accounts funding Contracts of unaffiliated life insurance companies.

ARTICLE IV. SALES MATERIAL AND INFORMATION

4.1 Company shall furnish, or shall cause to be furnished, to the Trust or its designee prior to use, each piece of sales literature or advertising prepared by Company in which the Trust, the Adviser or the Distributor is described, at least ten Business Days prior to its use. No sales literature or advertising will be used if the Trust, the Adviser, or the Distributor reasonably objects to its use within ten (10) Business Days following receipt by the Trust.

4.2 Company will not make any representations or statements on behalf of the Trust, the Distributor, or Advisor, or concerning the Trust, the Distributor, or Advisor other than information or representations contained in: (a) the registration statement or Trust prospectus(es), (b) Series' annual and semi annual reports to shareholders, (c) proxy statements for the Series, or, (d) sales literature or other promotional material approved by the Trust the Distributor or the Advisor, as the case may be.

4.3 The Trust, the Distributor and the Advisor shall furnish, or shall cause to be furnished, to Company prior to use, each piece of sales literature or advertising prepared by the Trust in which Company, the Contracts or Separate Accounts, are described. No sales literature or advertising will be used if Company reasonably objects to its use within ten (10) Business Days following receipt by Company.

4.4 Neither the Trust nor the Distributor nor the Adviser will, without the permission of Company, make any representations or statements on behalf of Company, the Contracts, or the Separate Accounts or concerning Company, the Contracts or the Separate Accounts, other than the information or representations contained in: (a) the registration statement or prospectus for the Contracts, (b) Separate Account reports to shareholders, (c) in sales literature or other promotional material approved by Company.

4.5. The Trust will provide to Company at least one complete copy of all registration statements, prospectuses, statements of additional information, reports to shareholders, proxy statements, solicitations for voting instructions, sales literature and other promotional materials, applications for exemptions and requests for no action letters, and all amendments, that relate to the Trust or its shares.

4.6 Company will provide to the Trust, upon the Trust's request, at least one complete copy of all registration statements, prospectuses, statements of additional information, reports, solicitations for voting instructions, sales literature and other promotional materials, applications for exemptions, and requests for no action letters, and all amendments, that relate to the Contracts.

4.7. For purposes of this Article IV, the phrase "SALES LITERATURE OR OTHER PROMOTIONAL MATERIAL" includes, but is not limited to, any of the following that refer to the Trust, any affiliate of the Trust, the Contracts, the Company or the Accounts: advertisements (such as material published, or designed for use in, a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, or other public media), sales literature (i.e., any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published article), or other communications distributed or made generally available to some or all agents or employees, and registration statements, prospectuses, Statements of Additional Information, shareholder reports, and proxy materials.

ARTICLE V. FEES AND EXPENSES

5.1. The Distributor shall pay no fee or other compensation to the Company under this agreement other than payments pursuant to a Rule 12b-1 plan. However, the parties reserve the right to agree to compensate the Company in return for services it provides by executing a Schedule to this Agreement or a separate agreement for services.

5.2. All expenses incident to performance by the Trust under this Agreement shall be paid by the Trust. The Trust shall see to it that all its shares are registered and authorized for issuance in accordance with applicable federal law and, if and to the extent deemed advisable by the Trust, in accordance with applicable state laws prior to

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their sale. The Trust shall bear the expenses for the cost of registration and qualification of the Trust's shares, preparation and filing of the Trust's prospectus and registration statement, proxy materials and reports, setting the prospectus in type, setting in type and printing the proxy materials and reports to shareholders (including the costs of printing a prospectus that constitutes an annual report), the preparation of all statements and notices required by any federal or state law, and all taxes on the issuance or transfer of the Trust's shares.

ARTICLE VI. DIVERSIFICATION

6.1. The Trust and the Advisor represent and warrant that the Funds currently comply, and will continue to comply, with the diversification provisions of
Section 817(h) of the Code and Treasury Regulation 1.817-5, relating to the diversification requirements for variable annuity, endowment, or life insurance contracts and any amendments or other modifications to such Section or Regulations. In the event of a breach of this Article VI by the Advisor or the Trust, each will take all reasonable steps (a) to notify the Company of such breach and (b) to adequately diversify the Trust so as to achieve compliance within the grace period afforded by Regulation 1.817-5.

ARTICLE VII. POTENTIAL CONFLICTS

7.1. The parties agree to comply with all applicable terms of the Shared Exemptive Order.

ARTICLE VIII. INDEMNIFICATION

8.1.  Indemnification By The Company

8.1(a). The Company agrees to indemnify and hold harmless the Distributor, the Advisor and the Trust and each member of the Board and officer, employees and agents and any "AFFILIATED PERSON" (as defined in Section 2(a)(3) of the 1940
Act) of the Trust, Distributor or Advisor (collectively, the "INDEMNIFIED PARTIES" for purposes of this Section 8.1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Indemnifying Party, which consent shall not be unreasonably withheld) (including the reasonable costs of investigating or defending any alleged loss, claim, liability or expense and reasonable legal counsel fees in connection therewith) (collectively, "LOSSES"),to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such Losses are related to the sale or acquisition of the Trust's shares or the Contracts and:

       (i) arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in the registration statement or prospectus (which shall include the portions of an offering memorandum that contain information regarding the Trust, Distributor or Advisor) for the Contracts or contained in the Contracts or sales literature for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Company by or on behalf of the Indemnified Parties for use in the Registration Statement or prospectus for the Contracts or in the Contracts or sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Trust shares; or

       (ii) arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, prospectus or sales literature of the Trust (or any amendments or supplements to the foregoing), not supplied by the Company, or persons under its control) or wrongful conduct of the Company, with respect to the sale or distribution of the Contracts or Trust shares; or

       (iii) arise out of any untrue statement or alleged untrue statement of a material fact contained in the Trust's registration statement, prospectus, or sales literature or any amendment thereof or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such a statement or omission was made in reliance upon information furnished by or on behalf of the Company; or

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       (iv) arise out of or result from any material breach of any representation and/or warranty made by the Company in this Agreement or arise out of or result from any other material breach of this Agreement by the Company;

as limited by and in accordance with the provisions of Sections 8.1(b) and 8.1(c) hereof.

8.1(b). The Company shall not be liable under this indemnification provision with respect to any Losses incurred or assessed against an Indemnified Party as such may arise from such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations or duties under this Agreement or to the Trust, the Distributor or the Advisor, whichever is applicable.

8.1(c). The Company shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Company in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Company of any such claim shall not relieve the Company from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Company shall be entitled to participate, at its own expense, in the defense of such action. The Company also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Company to such party of the Company's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Company will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation. If the Company assumes the defense or representation of an Indemnified Party, the Company shall not consent or agree to any settlement without the prior approval of the Indemnified Party.

8.1(d). An Indemnified Party will promptly notify the Company of the commencement of any litigation or proceedings against it in connection with the issuance or sale of the Trust shares or the Contracts or the operation of the Trust.

8.2.  Indemnification by the Distributor

8.2(a). The Distributor agrees to indemnify and hold harmless the Trust, the Advisor and the Company and each of their directors, trustees, officers, employees and agents and any affiliated person (as defined in Section 2(a)(3) of the 1940 Act) of the Trust, the Advisor or the Company (collectively, the "INDEMNIFIED PARTIES" for purposes of this Section 8.2) against any and all Losses to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such Losses are related to the sale or acquisition of the Trust's shares or the Contracts and:

       (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement or prospectus, or sales literature of the Trust (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Distributor by or on behalf of the Indemnified Parties for use in the registration statement or prospectus for the Trust or in sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Trust shares; or

       (ii) arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, prospectus or sales literature for the Trust or the Contracts (or any amendments or supplements to any of the foregoing) not supplied by the Distributor or persons under its control) or wrongful conduct of the Distributor or persons under its control, with respect to the sale or distribution of the Contracts or Trust shares; or

       (iii) arise out of any untrue statement or alleged untrue statement of a material fact contained in the Trust's registration statement, prospectus, or sales literature, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon information furnished by or on behalf of the Distributor; or

       (iv) arise out of or result from any material breach of any representation and/or warranty made by the Distributor in this Agreement or arise out of or result from any other material breach of this Agreement by the Distributor;

as limited by and in accordance with the provisions of Sections 8.2(b) and 8.2(c) hereof.

8.2(b). The Distributor shall not be liable under this indemnification provision with respect to any Losses to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement, or to the Company, the Trust, the Distributor, the Adviser or the Contracts, whichever is applicable.

8.2(c). The Distributor shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Distributor in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Distributor of any such claim shall not relieve the Distributor from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Distributor will be entitled to participate, at its own expense, in the defense thereof. The Distributor also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Distributor to such party of the Distributor's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Distributor will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation. If the Distributor assumes the defense or representation of any Indemnified Party, the Distributor shall not consent or agree to any settlement without the prior approval of the Indemnified Party.

8.2(d). An Indemnified Party agrees promptly to notify the Distributor of the commencement of any litigation or proceedings against it or any of its officers or directors in connection with the issuance or sale of the Contracts or the operation of each Account.

8.3.  Indemnification By the Trust

8.3(a). The Trust agrees to indemnify and hold harmless the Company, the Distributor and the Advisor and each of their directors, officers, employees and agents and any affiliated person (as defined in Section 2(a)(3) of the 1940 Act) of the Company, the Distributor or the Advisor (collectively, the "INDEMNIFIED PARTIES" for purposes of this Section 8.3) against any and all Losses to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such Losses are related to the sale or acquisition of the Trust's shares or the Contracts and:

       (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement, prospectus, or sales literature of the Trust (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished in writing to the Trust by or on behalf of the Indemnified Parties for use in the registration statement or prospectus for the Trust (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Trust shares; or

       (ii) arise out of or result from any material breach of any representation and/or warranty made by the Trust in this Agreement or arise out of or result from any other material breach of this Agreement by the Trust;

as limited by and in accordance with the provisions of Sections 8.3(b) and 8.3(c) hereof.

8.3(b). The Trust shall not be liable under this indemnification provision with respect to any Losses incurred or assessed against an Indemnified Party as such may arise from such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement or to the Company or the Contracts, whichever is applicable.

8.3(c). The Trust shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Trust in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Trust of any such claim shall not relieve the Trust from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Trust will be entitled to participate, at its own expense, in the defense thereof. The Trust also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Trust to such party of the Trust's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Trust will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation. If the Trust assumes the defense or representation of any Indemnified Party, the Trust shall not consent or agree to any settlement without the prior approval of the Indemnified Party.

8.3(d). An Indemnified Party agrees promptly to notify the Trust of the commencement of any litigation or proceedings against it or any of its respective officers, trustees or directors in connection with this Agreement, the issuance or sale of the Contracts or the sale or acquisition of shares of the Trust.

8.4  Indemnification By the Advisor

8.4(a). The Advisor agrees to indemnify and hold harmless the Trust, the Distributor and the Company and each of their trustees, directors, officers, employees, and agents, and any affiliated person (as defined in Section 2(a)(3) of the 1940 Act) of the Trust, the Distributor or the Company (collectively, the "INDEMNIFIED PARTIES" for purposes of this Section 8.4) against any and all Losses to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as Losses are related to the sale or acquisition of the Trust's shares or the Contracts and:

       (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact provided by the Advisor and contained in the registration statement or prospectus or sales literature (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact about the Advisor required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Advisor by or on behalf of the Indemnified Parties for use in the registration statement or prospectus for the Trust or in sales literature or other promotional material (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Trust shares; or

       (ii) arise out of or as a result of any statement or representations (other than statements or representations contained in the registration statement, prospectus or sales literature or other promotional material for the Trust or the Contracts (or any amendments or supplements to any of the foregoing) not supplied by the Advisor or persons under its control) or wrongful conduct of the Advisor, or the affiliates, employees, or agents of the Advisor with respect to the sale or distribution of the Contracts or Trust shares; or

       (iii) arise out of any untrue statement or alleged untrue statement of a material fact contained in the Trust's registration statement, prospectus, or sales literature, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon information furnished by or on behalf of the Advisor; or

    (iv) arise out of or result from any material breach of any representation and/or warranty made by the Advisor in this Agreement or arise out of or result from any other material breach of this Agreement by the Advisor;

as limited by and in accordance with the provisions of Sections 8.4(b) and 8.4(c) hereof.

8.4(b). The Advisor shall not be liable under this indemnification provision with respect to any Losses to which an Indemnified Party would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of the Indemnified Party's reckless disregard of obligations or duties under this Agreement or to the Trust, the Contracts or the Company, whichever is applicable.

8.4(c). The Advisor shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Advisor in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Advisor of any such claim shall not relieve the Advisor from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Advisor will be entitled to participate, at is own expense, in the defense thereof. The Advisor also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Advisor to such party of the Advisor's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Advisor will not be liable to such party under this Agreement for any legal or other expense subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation. If the Advisor assumes the defense or representation of an Indemnified Party, the Advisor shall not consent or agree to any settlement without the prior approval of the Indemnified Party.

8.4(d). An Indemnified Party agrees promptly to notify the Advisor of the commencement of any litigation or proceedings against it or any of its respective officers, trustees or directors in connection with this Agreement, the issuance or sale of the Contracts, with respect to the operation of each Account, or the sale or acquisition of shares of the Trust.

8.5. Indemnification Disputes. The parties shall use good faith efforts to resolve any dispute concerning the indemnification obligations in this Article
VIII. Should those efforts fail to resolve the dispute, the ultimate resolution shall be determined in a de novo proceeding, separate and apart from the underlying matter complained of, before a court of competent jurisdiction. Either party may initiate such proceedings with a court of competent jurisdiction at any time following the termination of the efforts by such parties to resolve the dispute (termination of such efforts shall be deemed to have occurred thirty (30) days from the commencement of the same unless such time period is extended by the written agreement of the parties).

ARTICLE IX. APPLICABLE LAW

9.1. This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the State of New York.

9.2. This Agreement shall be subject to the provisions of the 1933, 1934 and 1940 Acts, and the rules and regulations and orders thereunder, including such exemptions from those statutes, rules and regulations as the SEC may grant (including any Shared Exemptive Order) and the terms hereof shall be interpreted and construed in accordance therewith.

ARTICLE X. TERMINATION

10.1. This Agreement shall continue in full force and effect until the first to occur of:

       (a)  termination by any party for any reason by one hundred and eighty
            (180) days advance written notice delivered to the other parties; or

       (b) termination by the Company by written notice to the Trust and the Distributor with respect to any Fund in the event any of the Fund's shares are not registered, issued or sold in accordance with applicable state and/or federal law or such law precludes the use of such shares as the underlying investment media of the Contracts issued or to be issued by the Company; or

       (c) termination by the Company by written notice to the Trust and the Distributor with respect to any Fund in the event that such Fund ceases to qualify as a Regulated Investment Company under Subchapter M of the Code or under any successor or similar provision, or if the Company reasonably believes that the Trust may fail to so qualify; or

       (d) termination by the Company by written notice to the Trust and the Distributor with respect to any Fund in the event that such Fund fails to meet the diversification requirements specified in Article VI hereof; or

       (e) termination by either the Trust, the Advisor or the Distributor by written notice to the Company, if (1) any of the Trust, the Advisor or the Distributor, respectively, shall determine, in their sole judgment reasonably exercised in good faith, that the Company has suffered a material adverse change in its business or financial condition or is the subject of material adverse publicity, (2) the Trust, the Advisor or the Distributor shall notify the Company in writing of such determination and its intent to terminate this Agreement, and (3) after considering the actions taken by the Company and any other changes in circumstances since the giving of such notice, such determination of the Trust, the Advisor or Distributor shall continue to apply on the sixtieth (60th) day following the giving of such notice, which sixtieth day shall be the effective date of termination; or

       (f) termination by the Company by written notice to the Trust, the Advisor and the Distributor, if (1) the Company shall determine, in its sole judgment reasonably exercised in good faith, that either the Trust, the Advisor or the Distributor has suffered a material adverse change in its business or financial condition or is the subject of material adverse publicity and such material adverse change or material adverse publicity will have a material adverse impact upon the business and operations of the Company, (2) the Company shall notify the Trust, the Advisor and the Distributor in writing of such determination and its intent to terminate the Agreement, and (3) after considering the actions taken by the Trust, the Distributor and/or the Advisor and any other changes in circumstances since the giving of such notice, such determination of the Company shall continue to apply on the sixtieth (60th) day following the giving of such notice, which sixtieth day shall be the effective date of termination; or

       (g) By any party upon institution of formal proceedings against the Company, the Trust, the Advisor or the Distributor by the NASD, the SEC, or any state securities or insurance department or any other regulatory body regarding a party's duties under this Agreement or related to the sale of the Contracts issued by the Company, the operation of the Accounts, or the purchase of shares of the Funds; or

       (h) By the Distributor, the Advisor or the Trust upon written notice to the Company with respect to any Account in the event that such Account ceases to be qualified as a segregated asset account under Connecticut insurance laws; or

       (i) By the Distributor, the Advisor or the Trust upon written notice with respect to any Account in the event that effective registration as a unit investment trust under the 1940 Act for such Account is not maintained; or

       (j) By the Distributor, the Advisor or the Trust in the event that the Contracts cease to be treated as annuity contracts under the applicable provisions of the Code; or

       (k) By the Distributor, the Advisor or the Trust in the event that effective registration or exemption from registration under the 1933 Act of the Contracts is not maintained; or

       (l) By any party to the Agreement upon a determination by a majority of the Board, or a majority of its Disinterested Trustees, that a material irreconcilable conflict, as described in Article VII hereof, exists and cannot be remedied in accordance with the provisions of Article VII; or

    (m) By any party to the Agreement upon requisite vote of the Contract owners having an interest in the Separate Accounts (or any subaccounts thereof) to substitute the shares of another investment company for the corresponding shares of a Fund in accordance with the terms of the Contracts for which those shares had been selected or serve as the underlying investment media; or

    (n) By either the Advisor or the Distributor in the event of a termination of either of their contracts by the Trust, but each shall use their best efforts to substitute themselves under this Agreement with any successor investment adviser or distributor to the Trust.

Each party to this Agreement shall promptly notify the other parties to the Agreement of the institution against such party of any such formal proceedings as described in Article 10.1(h) hereof. The Company shall give 60 days prior written notice to the Trust of the date of any proposed vote of Contract owners to replace the Fund's shares as described in Article 10.1(n) hereof.

10.2. Notwithstanding any termination of this Agreement, the Trust, the Advisor and the Distributor shall at the option of the Company, continue to make available additional shares of the Trust pursuant to the terms and conditions of this Agreement, for all Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as "EXISTING CONTRACTS") for the sole purpose of allowing the owners of the Existing Contracts to reallocate investments in the Trust, redeem investments in the Trust and/or invest in the Trust upon the making of additional purchase payments under the Existing Contracts. The parties agree that this Section 10.2 shall not apply to any terminations under Article VII and the effect of such Article VII terminations shall be governed by Article VII of this Agreement.

10.3. Except as necessary to implement Contract owner initiated transactions, or as required by state insurance laws or regulations, the Company shall not redeem Fund shares attributable to the Contracts issued by the Company (as opposed to Fund shares attributable to the Company's assets held in the Separate Accounts), and the Company shall not prevent Contract owners from allocating payments to a Fund, until 60 days after the Company shall have notified the Trust or Distributor of its intention to do so.

ARTICLE XI. NOTICES

Any notice shall be sufficiently given when sent by registered or certified mail to another party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

            If to the Trust:

                      MTB GROUP OF FUNDS
                      5800 Corporate Drive
                      Pittsburgh, PA 15237-7010
                      Fax: (412) 288-8141
                      Phone: (412) 288-1900

                      Attention: Secretary

                      If to the Company:

                      Hartford Life Insurance Company
                      200 Hopmeadow Street
                      Simsbury, Connecticut 06089
                      Attention: Bruce Ferris, Senior Vice
                      President

                      WITH A COPY TO:

                      General Counsel
                      Hartford Life Insurance Company
                      200 Hopmeadow Street
                      Simsbury, Connecticut 06089

                      If to the Distributor

                      Edgewood Services, Inc.
                      5800 Corporate Drive
                      Pittsburgh, PA 15237-7002
                      Fax: (412) 288-8141
                      Phone: (412) 288-1900

                      Attn: Secretary

                      If to the Advisor:

                      MTB Investment Advisors, Inc.
                      100 East Pratt Street, 17th Floor
                      Baltimore, MD 21202
                      Fax: (410) 986-5660
                      Phone: (410) 986-5650

                      Attn: Chief Investment Officer

ARTICLE XII. MISCELLANEOUS

12.1 All persons dealing with the Trust must look solely to the property of the Trust for the enforcement of any claims against the Trust as neither the trustees, officers, agents nor shareholders assume any personal liability for obligations entered into on behalf of the Trust.

12.2 Subject to the requirements of legal process and regulatory authority, each party hereto shall treat as confidential the names and addresses of the owners of the Contracts and all information reasonably identified as confidential in writing by any other party hereto and, except as permitted by this Agreement or as required by any governmental agency, regulator or other authority, shall not disclose, disseminate or utilize such names and addresses and other confidential information until such time as it may come into the public domain without the express written consent of the affected party. Each party further agrees to use and disclose Personal Information, as defined herein, only to carry out the purposes for which it was disclosed to them and will not use or disclose Personal Information if prohibited by applicable law, including, without limitation, statutes and regulations enacted pursuant to the Gramm-Leach-Bliley Act (Public Law 106-102). For purposes of this Agreement, "PERSONAL INFORMATION" means financial and medical information that identifies an individual personally and is not available to the public, including, but not limited to, credit history, income, financial benefits, policy or claim information and medical records. If either party outsource services to a third-party, such third party will agree in writing to maintain the security and confidentiality of any information shared with them.

12.3 The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

12.4 This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

12.5 If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

12.6 Each party hereto shall cooperate with each other party and all appropriate governmental authorities (including without limitation the SEC, the NASD and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.

12.7 The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws.

12.8. This Agreement or any of the rights and obligations hereunder may not be assigned by any party without the prior written consent of all parties hereto; provided, however, that the Distributor may assign this Agreement or any rights or obligations hereunder to any affiliate of the Distributor, if such assignee is duly licensed and registered to perform the obligations of the Distributor, under this Agreement. The Company shall promptly notify the Trust, the Advisor, and the Distributor of any change in control of the Company.

12.9 The waiver of, or failure to exercise, any right provided for in this Agreement shall not be deemed a waiver of any further or future right under this Agreement.

12.10.  Marks and Licenses

12.10(a) It is understood that the names "M&T," "Manufacturers & Traders Trust Company" "MTB" or any derivative thereof or logo associated with those names (the "M&T MARKS") are the valuable property of the Advisor (and its affiliates), and that the Company has the right to use such names (or derivatives or logos) only so long as this Agreement is in effect and the Advisor or an affiliate of the Advisor continues to serve as the investment Advisor of the Fund. Upon termination of this Agreement the Company shall forthwith cease to use the M&T Marks. The Company agrees that it shall not use the M&T Marks in a manner that disparages or degrades the business or reputation of the Advisor, the Trust, or any of their affiliates, or that infringes, dilutes, or otherwise violates the M&T Marks. Upon request, the Company agrees to provide appropriate attribution of the use of the M&T Marks (e.g., through the use of "TM" or (R) symbols, and appropriate notice regarding reservation of rights).

12.10(b) It is understood that the name "The Hartford", "Hartford Life Insurance Company", "The Director" or any other Contract name, including any derivative thereof or logo associated with those names (the "COMPANY MARKS") are the valuable property of the Company and its affiliates, and that the Trust, Distributor and Advisor have the right to use such names (or derivative or logo) only so long as this Agreement is in effect. Upon termination of this Agreement the Trust, Distributor and Advisor shall forthwith cease to use the Company Marks. Trust, Distributor and Advisor agree that it shall not use the Company Marks in a manner that disparages or degrades the business or reputation of the Company or any of their affiliates, or that infringes, dilutes, or otherwise violates the Company Marks. Upon request, Trust, Distributor and Advisor agree to provide appropriate attribution of the use of the Company Marks (e.g., through the use of "TM" or (R) symbols, and appropriate notice regarding reservation of rights).

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and on its behalf by its duly authorized representative and its seal to be hereunder affixed hereto as of the date specified below.

HARTFORD LIFE INSURANCE COMPANY,             MTB GROUP OF FUNDS,

On its behalf and on behalf of each         On its behalf and on behalf of each
Separate Account named in Schedule A, as    Fund named in Schedule A, as may be
may be amended from time to time.           amended from time to time.

By its authorized officer,                   By its authorized officer,

By:      /s/ Bruce W. Ferris                  By:      /s/ Beth S. Broderick
         -----------------------------------           --------------------------------
Title:   Bruce W. Ferris,                     Title:   Beth S. Broderick,
         Senior Vice President                         Vice President
Date:    8-17-04                              Date:    7/13/04

EDGEWOOD SERVICES, INC.                      MTB INVERSTMENT ADVISORS, INC.

By its authorized officer,                   By its authorized officer,

By:      /s/ Charles L. Davis, Jr.            By:      /s/ William Dwyer
         -----------------------------------           --------------------------------
Title:   Charles L. Davis, Jr.,               Title:   William Dwyer,
         President                                     President
Date:    7/14/04                              Date:    July 27, 2004

                                   SCHEDULE A

               SEPARATE ACCOUNTS, ASSOCIATED CONTRACTS, AND FUNDS

   NAME OF SEPARATE ACCOUNT AND DATE        NAME OF CONTRACT FUNDED BY SEPARATE
       ESTABLISHED BY THE COMPANY            ACCOUNT AND POLICY FORM NUMBERS OF
                                                      CONTRACTS FUNDED
Hartford Life Insurance Company Seperate             From Number HLVA03
              Account Two

                 APPLICABLE FUND                                CUSIP
           MTB Large Cap Growth Fund II                      55376T 73 4
           MTB Large Cap Value Fund II                       55376T 65 0
 MTB Managed Allocation Fund: Moderate Growth II             55376T 57 5

IN WITNESS WHEREOF, each of the parties has caused this Schedule A to be executed in its name and on its behalf by its duly authorized representative as of May 1, 2004.

HARTFORD LIFE INSURANCE COMPANY,            MTB GROUP OF FUNDS,

On its behalf and on behalf of each         On its behalf and on behalf of each
Separate Account named in Schedule A, as    Fund named in Schedule A, as may be
may be amended from time to time.           amended from time to time.

By its authorized officer,                  By its authorized officer,

By:      /s/ Bruce W. Ferris                    By:    Beth S. Broderick
         ------------------------------                -------------------------
Title:   Bruce W. Ferris,                       Title: Vice President
         Senior Vice President
Date:    8-17-04                                Date:  7/13/04

EDGEWOOD SERVICES, INC.                     MTB INVERSTMENT ADVISORS, INC.

By its authorized officer,                  By its authorized officer,

By:      /s/ Charles L. Davis, Jr.              By:    /s/ William Dwyer
         ------------------------------                -------------------------
Title:   President                              Title: William Dwyer,
                                                       President
Date:    7/14/04                                Date:  July 27, 2004

                                   SCHEDULE B

Subject to the terms and conditions of this Agreement, the Company shall be appointed to, and agrees to act, as a limited agent of the Trust for the sole purpose of receiving instructions from authorized parties as defined by the Contracts for the purchase and redemption of Fund shares prior to the "CLOSE OF TRADING," which is defined as the close of the regular trading for a given Fund as set forth in its then-current prospectus each Business Day. A "BUSINESS DAY" is defined in Article 1.1 of the Agreement. Except as particularly stated in this paragraph, the Company shall have no authority to act on behalf of the Trust or to incur any cost or liability on its behalf.

Trust will use its best efforts to provide to the Company or its designated agent closing net asset value, change in net asset value, dividend or daily accrual rate information and capital gain information by 6:30 p.m. Eastern Time each Business Day. The Company or its agent shall use this data to calculate unit values. Unit values shall be used to process the same Business Day's contract transactions. When the Company is able to utilize the National Securities Clearing Corporation ("NSCC") Defined Contribution Clearing and Settlement ("DCC&S") Fund/SERV system, orders to purchase and redeem shares of the Funds received by the Company prior to the Close of Trading on any Business Day ("DAY 1") will be transmitted via the NSCC's Fund/SERV system for receipt by the Funds or the Transfer Agent for the Funds by no later than 7:00 a.m. Eastern Time on the next Business Day ("DAY 2") (such purchases and redemptions are referred to as "DAY 1 TRADES"). Until the Company achieves Fund/SERV utility, or if for any other reason any Day 1 Trades are not received by the Transfer Agent via the NSCC's Fund/SERV system prior to 7:00 a.m. Eastern Time on Day 2, the Company shall provide such Day 1 Trades to the Transfer Agent via fax prior to 10:00 a.m. Eastern Time on Day 2. Such purchase and redemption orders shall be transmitted without modification (except for netting or aggregating such orders). Trust will not accept any order made on a conditional basis or subject to any delay or contingency. Company shall only place purchase orders for shares of Funds on behalf of its customers whose addresses recorded on Company' books are in a state or other jurisdiction in which the Funds are registered or qualified for sale, or are exempt from registration or qualification as confirmed in writing by Fund.

When operating outside of the DCC&S Fund/SERV system, each party shall, as soon as practicable after transmittal of an instruction or confirmation, verify the other party's receipt of such instruction or confirmation, and in the absence of such verification such a party to whom an instruction or confirmation is sent shall not be liable for any failure to act in accordance with such instruction or confirmation, and the sending party may not claim that such an instruction or confirmation was received by the other. Each party shall notify the other of any errors, omissions or interruptions in, or delay or unavailability as promptly as possible.

       a) For those purchase orders not transmitted via the DCC&S Fund/SERV system, the Company shall complete payment to the Trust or its designated agent in federal funds no later than 1:00 p.m. Eastern Time on the Business Day following the day on which the instructions are treated as having been received by the Trust pursuant to this Agreement.

       b) For those redemption orders not transmitted via the DCC&S Fund/SERV system, the Trust or its designated agent shall initiate payment in federal funds no later than 1:00 p.m. Eastern Time on the Business Day following the day on which the instructions are treated as having been received by the Trust pursuant to this Agreement.

       c) With respect to purchase and redemption orders received by the Trust through the DCC&S Fund/SERV system on any Business Day for any Fund, within the time limits set forth in this Agreement, settlement shall occur consistent with the requirements of DCC&S Fund/SERV system.

At such time as the Trust and the Company are able to transmit information via the DCC&S Fund/SERV system: the Trust or its designated agent shall send to the Company, via the DCC&S Fund/SERV system, verification of net purchase or redemption orders or notification of the rejection of such orders ("CONFIRMATIONS") on each Business Day for which the Company has transmitted such orders. Such confirmations shall include the total number of shares of each Fund held by the Company following such net purchase or redemption. The Trust, or its designated agent, shall submit in a timely manner, such confirmations to the DCC&S Fund/SERV system in order for the Company to receive such confirmations no later than 11:00 a.m. Eastern Time the next Business Day. The Trust or its designated agent will transmit to the Company via DCC&S NETWORKING system those Networking activity files reflecting account activity. In addition, within five (5) Business Days after the end of each month, the Trust or its affiliate will send the Company a statement of account which shall confirm all transactions made during that particular month in the account.

                                 PRICING ERRORS

If the Trust or its agent provides materially incorrect share net asset value information through no fault of the Company, the Accounts shall be entitled to an adjustment with respect to the Fund shares purchased or redeemed to reflect the correct net asset value per share.

The determination of the materiality of any net asset value pricing error and its correction shall be based on the prevailing error guidelines of the Funds.

In the event a Fund is required (under the then prevailing pricing error guidelines of the Fund) to recalculate purchases and redemptions on any business day of Shares held in an Account due to an error in calculating the net asset value of such class of Shares (a "Pricing Error"):

       (i) the Trust or its transfer agent shall promptly notify the Company in writing of the Pricing Error, which written notice shall identify the Fund shares, the business day(s) on which the Pricing Error(s) occurred and the corrected net asset value of the Fund shares on each business day.

       (ii) Upon such notification, the Company shall promptly determine, for all sub-accounts which purchased or redeemed Fund shares on each business day on which a Pricing Error occurred, the correct number of Fund shares purchased or redeemed using the corrected price and the amount of transaction proceeds actually paid or received. Following such determination, the Company shall adjust the number of Fund shares held in each sub-account to the extent necessary to reflect the correct number of Fund shares purchased or redeemed for the sub-account. Following such determination, the Company shall notify the Trust or its transfer agent of the net changes in transactions for the relevant Account and the Trust or its transfer agent shall make payment to the Account within sixty (60) days of its receipt of such notification.

       (iii) If, after taking into account the adjustments required by paragraph
             (ii), the Company determines that some sub-account customers were still entitled to additional redemption proceeds (a "Redemption Shortfall"), it shall notify the Trust or its transfer agent of the aggregate amount of the Redemption Shortfalls and provide supporting documentation for such amount. Upon receipt of such documentation, the Trust or its transfer agent will cause the relevant Fund to remit to the Company additional redemption proceeds in the amount of such Redemption Shortfalls and the Company will apply such funds to payment of the Redemption Shortfalls.

       (iv) If, after taking into account the adjustments required by paragraph
            (ii), the Company determines that a sub-account customer received excess redemption proceeds (a "Redemption Overage"), the Company shall, if requested by the Trust, then make such reasonable efforts, at the expense of the Trust or its agents, to recover the money and repay the Trust, the applicable Fund or its agents; but the Company shall not be obligated to take legal action against Contract owners.

          With respect to the material errors or omissions relating to net asset value pricing, this section shall control over other indemnification provisions in this Agreement.

                       DOCUMENTS PROVIDED BY THE COMPANY

The Company agrees to provide Trust, upon written request, any reports indicating the number of shareholders that hold interests in the Funds and such other information (including books and records) that Trust may reasonably request. The Company agrees to provide Trust, upon written request, such other information (including books and records) as may be necessary or advisable to enable it to comply with any law, regulation or order.

                          DOCUMENTS PROVIDED BY TRUST

Within five (5) Business Days after the end of each calendar month, Trust, Distributor, or Advisor shall provide the Company, or its designee, a monthly statement of account, which shall confirm all transactions made during that particular month.

IN WITNESS WHEREOF, each of the parties has caused this Schedule B to be executed in its name and on its behalf by its duly authorized representative as of May 1, 2004.

HARTFORD LIFE INSURANCE COMPANY,            MTB GROUP OF FUNDS,

On its behalf and on behalf of each         On its behalf and on behalf of each
Separate Account named in Schedule A, as    Fund named in Schedule A, as may be
may be amended from time to time.           amended from time to time.

By its authorized officer,                  By its authorized officer,

By:      /s/ Bruce W. Ferris                    By:    /s/ Beth S. Broderick
         ------------------------------                -------------------------
Title:   Bruce W. Ferris,                       Title: Vice President
         Senior Vice President
Date:    8/17/04                                Date:  7/13/04

EDGEWOOD SERVICES, INC.                     MTB INVESTMENT ADVISORS, INC.

By its authorized officer,                  By its authorized officer,

By:      /s/ Charles L. Davis, Jr.              By:    /s/ William Dwyer
         ------------------------------                -------------------------
Title:   President                              Title: William Dwyer,
                                                       President
Date:    7/14/04                                Date:  July 27, 2004

                                   SCHEDULE C

                        SERVICES PROVIDED BY THE COMPANY

Pursuant to Article V of the Agreement, the Company shall perform all administrative and shareholder services with respect to the Contracts and plans, including but not limited to, the following:

1. Maintaining separate records for each Contract owner, which shall reflect the Fund shares purchased and redeemed and Fund share balances of such Contract owners and plans. The Company will maintain accounts with each Fund on behalf of Contract owners, and such account shall be in the name of the Company (or its nominee) as the record owner of shares owned by such Contract owners.

2. Disbursing or crediting to contract owners and all proceeds of redemptions of shares of the Funds and all dividends and other distributions not reinvested in shares of the Funds.

3. Preparing and transmitting to Contract owners, as required by law, periodic statements showing the total number of shares owned as of the statement closing date, purchases and redemptions of Fund shares during the period covered by the statement and the dividends and other distributions paid during the statement period (whether paid in cash or reinvested in Fund shares), and such other information as may be required, from time to time, by Contract owners.

4. Providing communication support services including providing information about the Funds and answering questions concerning the Funds (including questions respecting Contract owners' interests in one or more Funds).

5. Maintaining and preserving all records required by law to be maintained and preserved in connection with providing the services for Contract owners.

6. Generating written confirmations and quarterly statements to Contract owners.

7. Distributing to Contract owners to the extent required by applicable law, Funds' prospectuses, proxy materials, periodic fund reports to shareholders, notices and other materials that the Funds are required by law or otherwise to provide to their shareholders or prospective shareholders.

8. Transmitting purchase and redemption orders to the Trust on behalf of the Contract owners and plans.

9. Facilitating the tabulation of Contract owners' votes in the event of a meeting of Fund shareholders; providing information relating to the Contacts and share balances under such Contracts to the Trust as may be reasonably requested.

10. Administering fund transfers, dollar cost averaging, asset allocation, portfolio rebalancing, earnings sweep, and pre-authorized deposits and withdrawals involving the Funds.

11.  Providing other services as may be agreed upon from time to time.

In consideration for the Company providing these services, the Trust and/or the Advisor agree to pay the Company in an amount equal to the following annual fee, based on the average daily net assets of the Funds held by the Accounts underlying the Contracts listed below, such amounts to be paid within 30 days of the end of each month.

For purposes of computing the payment to the Company, the Company shall compute the average daily net assets of Shares held in the Accounts over a monthly period by totaling such Accounts' aggregate investment (Share net asset value multiplied by total number of Shares held by such Accounts) on each Business Day during the calendar month, and dividing by the total number of Business Days during such month. The payment to the Company shall be calculated by the Company and communicated to the Trust and Advisor at the end of each calendar month and will be paid to the Company within 30 days thereafter.

CONTRACT                                               ANNUAL FEE
--------------------------------------------------------------------
Hartford Life Insurance Company Separate Account           0.25%
Two Contract Form HLVA03 (Director Ultra)

IN WITNESS WHEREOF, each of the parties has caused this Schedule C to be executed in its name and on its behalf by its duly authorized representative as of May 1, 2004.

HARTFORD LIFE INSURANCE COMPANY, on         EDGEWOOD SERVICES, INC.
its behalf and on behalf of each
Separate Account named in Schedule
A, as may be amended from time to
time

By:                                     By:    /s/ Charles L. Davis, Jr.
                                               ---------------------------
       /s/ Bruce W. Ferris
Its:   8/17/04                          Its:   President

MTB GROUP OF FUNDS, on its behalf           MTB INVESTMENT ADVISORS, INC.
and on behalf of each Fund named in
this Schedule A, as may be amended
from time to time

By:    /s/ Beth S. Broderick            By:    /s/ William Dwyer
       -------------------------------         ---------------------------
                                               William Dwyer
Its:   Vice President                   Its:   President

                                   SCHEDULE D

                    FORMAT FOR NAV AND DIVIDEND INFORMATION

Please provide the following information when sending the nightly NAV and Dividend Distribution Date Fax/Email:

Mutual Fund Company Name
Pricing Company Name
Fund Name (no abbreviations)
Fund Number
Ticker and/or Cusip Number
NAV
NAV Change from Prior Day
Prior Day NAV
Ordinary Dividend Distribution
Ordinary Dividend Distribution Change from Prior Day
Small Cap Gain Distribution
Small Cap Gain Distribution Change from Prior Day
Large Cap Gain Distribution
Large Cap Gain Distribution Change from Prior Day
Pricing Contact Name and Phone Number
Distribution Data Contact Name and Phone Number
Emergency after hours Name & Phone Number

                                   SCHEDULE E

                             ALLOCATION OF EXPENSES

PAID BY COMPANY                                      PAID BY THE TRUST
----------------------------------------------------------------------------------
Preparing and filing the Separate         Preparing and filing the Trust's
Account's registration statement          registration statement
Text composition for Separate Account     Text composition for Series prospectuses
prospectus and supplements                and supplements
Text alterations of Separate Account      Text alterations of Series prospectuses
prospectus and supplements                and supplements
Printing Separate Account prospectuses    Printing Series prospectus and
and supplements for use with prospective  supplements for use with existing
Contract owners;                          Contract owners; or if requested by
Printing Series prospectuses and          Hartford, providing camera-ready film,
supplements for use with prospective      computer diskettes or typeset electronic
Contract owners                           document files of such documents and
                                          printing such documents for use with
                                          existing Contract owners (1)
Text composition and printing of          Text composition and printing of Trust
Separate Account statement of additional  statement of additional information (1)
information
Mailing and distributing Separate         Mailing and distributing Series
Account prospectuses, supplements and     prospectuses, supplements and statement
statement of additional information to    of additional information to existing
existing Contract owners as required by   Contract owners (1)
applicable law;                           Printing, Mailing, and Distributing,
Mailing and distributing Separate         Series and Contract Supplements and
Account prospectuses and supplements to   other Communications related to Fund
prospective Contract owners;              Substitutions (When not caused by
Mailing and distributing Series           actions of the Company) Fund Closings,
prospectuses and supplements to           Fund Mergers and other similar Fund
prospective Contract owners               Transactions.
Text composition of any annual and        Text composition of annual and
semi-annual reports of the Separate       semi-annual reports of the Series;
Account, printing, mailing, and           printing, mailing, and distributing
distributing any annual and semi-annual   annual and semi-annual reports of the
reports of the Separate Account           Series to existing Contract owners (1)
Text composition, printing, mailing,      Text composition, printing, mailing,
distributing, and tabulation of proxy     distributing, and tabulation of proxy
statements and voting instruction         statements and voting instruction
solicitation materials to Contract        solicitation materials to Contract
owners with respect to proxies sponsored  owners with respect to proxies sponsored
by the Separate Accounts                  by the Series or the Trust

------------

(1) Company may choose to print the series' prospectus(es), statements of additional information, and its semi-annual reports, or any of such documents, in combination with such documents of other fund companies. In this case, the trust's share of the total expense for printing and delivery of the combined material shall be determined pro-rata based upon the page count of the series' documents as compared to the total page count for the combined materials containing all other funds under the contracts.

                   AMENDMENT NO. 1 TO PARTICIPATION AGREEMENT

                                     Among

                              MTB GROUP OF FUNDS,

                            ALPS DISTRIBUTORS, INC.,

                         MTB INVESTMENT ADVISORS, INC.,

                                      and

                      THE HARTFORD LIFE INSURANCE COMPANY

This AMENDMENT NO. 1 TO PARTICIPATION AGREEMENT ("Amendment No. 1") is made as of the [17th] day of September, 2007, by and among THE HARTFORD LIFE INSURANCE COMPANY, a Connecticut corporation ("Company"), on its own behalf and on behalf of each segregated asset account of the Company set forth in Schedule A hereto as may be amended from time to time (each such account hereinafter referred to as an "Account"); MTB GROUP OF FUNDS, a Delaware statutory trust (the "Trust"), on its behalf and on behalf of each of its series set forth in Schedule A hereto; ALPS DISTRIBUTORS, INC., a Colorado corporation (the "Distributor") and MTB INVESTMENT ADVISORS, INC., a registered investment adviser (the "Advisor").

WHEREAS, the Company, the Trust, and the Advisor entered into a Participation Agreement (the "Participation Agreement") dated as of the 1st of May, 2004 with EDGEWOOD SERVICES INC., a New York corporation, as Distributor.

WHEREAS, the Company, the Trust, and the Advisor wish to replace the Distributor in the Participation Agreement, EDGEWOOD SERVICES, INC, with a new Distributor, ALPS DISTRIBUTORS, INC.

WHEREAS, the Company, the Trust, the Advisor, and the Distributor wish to include in the Participation Agreement the following additional amendments to comply with applicable laws and regulations.

NOW THEREFORE, the Company, the Trust, and Distributor agree to amend the Participation Agreement with this Amendment No. 1 as follows:

1.  The Distributor shall be ALPS DISTRIBUTORS, INC, a Colorado Corporation.

2. All references to EDGEWOOD SERVICES INC. throughout Schedules A, B, and C of the Participation Agreement are hereby deleted and replaced with ALPS DISTRIBUTORS, INC.

3. Article V, Section 5.1 of the Participation Agreement is amended to include the following:

          5.1 Notwithstanding the foregoing, Company acknowledges that any compensation pursuant to a Rule 12b-1 plan to be paid by the Distributor is paid from proceeds paid to the Distributor by the Trust pursuant to its Rule 12b-1 plan, and to the extent the Distributor does not receive such proceeds, for any reason, the amounts paid to the Company will be reduced accordingly and Company waives any claim to such compensation.

4. Article IX, Section 9.1 of the Participation Agreement is deleted in its entirety and replaced with the following:

          9.1 This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the State of Colorado.

5.  Article XI is amended as follows:

            If to the Distributor:

            ALPS Distributors, Inc.
            1290 Broadway, Suite 1100
            Denver, Colorado 80203
            Fax: (720) 931-3345
            Phone: (303) 623-2577

            Attn.: General Counsel

6.  Article XII, Section 12.3, 12.4, 12.5, 12.6, 12.7, 12.8, 12.9, 12.10,
12.10(a), and 12.10(b) shall become Section 12.5, 12.6, 12.7, 12.8, 12.9, 12.10,
12.11, 12.12, 12.12(a), and 12.12(b).

7.  Article XII, Section 12.3 is inserted as follows:

          12.3  Each party herein represents that:

              i. it will make every effort to remain in full compliance with the Bank Secrecy Act (the "BSA"), its implementing regulations, and the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 ("USA Patriot Act"), which amends certain sections of the BSA and sets forth certain other anti-money laundering ("AML") requirements; and

              ii. it has developed and implemented, in order to facilitate compliance with the anti-money laundering laws, a comprehensive anti-money laundering compliance program, consisting of written policies, procedures, internal controls and systems; regular employee training and independent auditing; and

              iii. it will cooperate with each other to satisfy their respective AML due diligence policies/procedures, which may include annual AML compliance certifications, periodic AML due diligence reviews and/or other requests deemed necessary to ensure compliance with AML Regulations; and

              iv. it has procedures for complying with the United Nations Sanctions List, the United States Department of the Treasury's Office of Foreign Assets Control ("OFAC") list of specially designated nationals, blocked persons and sanctioned governments, and similar sanctions lists developed by other countries. In that regard, there are systems in place to screen all clients and to monitor wire transfers and other financial transactions against the OFAC list, the UN Sanctions list and other required lists.

8.  Article XII, Section 12.4 is inserted as follows:

          12.4 Each party herein agrees that any Nonpublic Personal Information, as the term is defined in SEC Regulation S-P ("Reg S-P"), which may be disclosed by a party hereunder is disclosed for the specific purpose of permitting the other party to perform the services set forth in this Agreement. Each party agrees that, with respect to such information, it will comply with Reg S-P and any other applicable regulations and that it will not disclose any Nonpublic Personal Information received in connection with this Agreement or any other party, except to the extent required to carry out the services set forth in this Agreement or as otherwise permitted by law.

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed in its name and on its behalf by its duly authorized representative as of the date specified above.

THE HARTFORD LIFE INSURANCE COMPANY,     MTB GROUP OF FUNDS,
on its behalf and on behalf of each      on its behalf and on behalf of each
Separate Account named in Schedule A,    Fund named in Schedule a, as may be
as may be amended from time to time      amended from time to time
By its authorized officer,               By its authorized officer,

By:     /s/ Robert Arena                 By:     /s/ Todd Richards
        -------------------------------          ------------------------
Name:   Robert Arena                     Name:   Todd Richards
Its:    Senior Vice President            Its:    Vice President
Date:   9/11/07                          Date:   9/18/07

ALPS DISTRIBUTORS, INC.                  MTB INVESTMENT ADVISORS, INC.
By its authorized officer,               By its authorized officer,

By:     /s/ Jeremy O May                 By:     /s/ William F Dwyer
        -------------------------------          ------------------------
Name:   Jeremy O May                     Name:   William F Dwyer
Its:    Managing Director                Its:    President
Date:   10/5/07                          Date:   9/18/07

                                AMENDMENT NO. 2
                            PARTICIPATION AGREEMENT

The Fund Participation Agreement (the "Agreement"), dated May 1, 2004, as amended, by and among Hartford Life Insurance Company and Hartford Life and Annuity Insurance Company (together the, "Company"), MTB Group of Funds (the "Trust"), Alps Distributors, Inc., (the "Distributor") and MTB Investment Advisors, Inc. (the "Advisor") is hereby amended as follows:

     1. Hartford Life and Annuity Insurance Company is hereby added as a party to the Agreement.

     2.  Article I of the Agreement is amended to include the following:

         1.15 Notwithstanding anything possibly to the contrary in the Agreement or any Rule 22c-2 Shareholder Information Agreement entered into by the parties, the Trust hereby waives enforcement rights of fund policies regarding market timing or frequent trading with respect to transfers of assets into or from Company sponsored dynamic or static asset allocation models.

     3. SCHEDULE A TO THE AGREEMENT IS HEREBY DELETED IN ITS ENTIRETY AND REPLACED WITH THE ATTACHED SCHEDULE A.

         An other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Effective date: May 1, 2008

HARTFORD LIFE INSURANCE COMPANY          MTB GROUP OF FUNDS

By its authorized officer,               By its authorized officer,

By:    /s/ Robert Arena                  By:    /s/ Todd Richards
       --------------------------------         ----------------------------------
Name:  Robert Arena                      Name:  Todd Richards
Its:   Senior Vice President             Its:   Vice President
Date:  4/3/05                            Date:  3/17/08

HARTFORD LIFE AND ANNUITY INSURANCE      ALPS DISTRIBUTORS, INC.
COMPANY

By its authorized officer,               By its authorized officer,

By:    /s/ Robert Arena                  By:    /s/ Tane T. Tyler
       --------------------------------         ----------------------------------
Name:  Robert Arena                      Name:  Tane T. Tyler
Its:   Senior Vice President             Its:   Secretary
Date:  4/3/05                            Date:

MTB INVESTMENT ADVISORS, INC.

By its authorized officer,

By:    /s/ Kenneth Thompson
       ----------------------------------
Name:  Kenneth Thompson
Its:   Senior Vice President
Date:  3/19/08

                                   SCHEDULE A

                          SEPARATE ACCOUNTS AND FUNDS

SEPARATE ACCOUNTS
Hartford Life Insurance Company Separate Account Two
Hartford Life and Annuity Insurance Company Separate Account Two

FUNDS
MTB Large Cap Growth Fund II
MTB Large Cap Value Fund II
MTB Managed Allocation Fund: Aggressive Growth II
MTB Managed Allocation Fund: Conservative Growth II
MTB Managed Allocation Fund: Moderate Growth II